Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Empire Petroleum Corporation, of our report dated March 31, 2022, relating to the consolidated financial statements of Empire Petroleum Corporation (the “Company”) as of and for the year ended December 31, 2021, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Dallas, Texas

June 20, 2023